Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 5, 2025, with respect to the consolidated financial statements of Agi Financial Holding S.A. included in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-292720) and related Prospectus of AGI Inc. for the registration of its Class A common shares.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

Brasília, Brazil

January 29, 2026